Exhibit 99.1

Wejo Provides a Business Update on Progress for 2021

Addition of OEM Partnerships, Focus on Enterprise Pipeline, Expansion into Key Marketplaces

MANCHESTER, England & New York – December 14, 2021 – Wejo Group Limited (“Wejo” or the “Company”) (NASDAQ: WEJO), a global leader in cloud and software analytics generated from connected vehicle data, today announced progress on its key operational milestones for the year and financial highlights of the third quarter ended September 30, 2021.

Business Highlights

•	Completed our business combination with Virtuoso Acquisition Corp., a special purpose acquisition company
•	Signed an exclusive deal with a major OEM to offer specialized data processing and management solutions, our first Automotive Business Insights customer in the automotive industry
•	Expanded our relationship with Mercedez-Benz Connected Services, with MBCS agreeing to supply Wejo with additional vehicle data, to create a platform in pursuit of Smart Cities supported by our Data For Good™ products
•	Launched Wejo Studio, our ground-breaking SaaS platform which analyzes data from millions of connected vehicles and translates those data points into real-time traffic and journey analytics
•	Enhanced and expanded partnerships with Palantir (NYSE: PLTR) and Microsoft (NASDAQ: MSFT)

Business Performance Highlights (comparisons to same period in prior year)

•	43% increase in Net Revenue for the nine months ended September 30, 2021
•	69% increase in Gross Sales for the nine months ended September 30, 2021
•	75% increase in Total Contract Value as of September 30, 2021
•	77% increase in Annual Recurring Revenue as of the month of September 2021
•	104% increase in customers to date as of September 30, 2021
•	12% increase in vehicles on platform as of September 30, 2021

Richard Barlow, Chief Executive Officer and Founder, said, “Wejo continues to deliver on its goal of transforming the world through the use of software platforms that enable safer and more convenient transportation experiences. From supporting city planners on where to place EV charging stations to developing technology that supports vehicle to vehicle communications, we are working to position Wejo as the leading provider of software solutions for all OEMs. We have made substantial progress over the last year by expanding our OEM relationships and strategic partnerships, clearly demonstrating the value of the insights gleaned from our proprietary platform. We are just scratching the surface of this expansive opportunity and are eager to continue executing on our mission,” added Mr. Barlow.

Key Business Objectives

There are five major objectives that we are focused on as a company that we expect will drive significant value:

Increasing our pipeline of new enterprise customers – Large customers in multiple marketplaces will be able to utilize our solutions across multiple parts of their business

Growing our base of recurring revenue from new and existing customers – Unlocking opportunities to transition customers from spot data transactions to repeat purchases of data products to subscription-based product offerings

Strong innovation and execution within our OEM Business – Generating real-time Automotive Business Insights can transform an OEM’s operating model. Strong success on this objective in the period as we added 5 OEMs and Tier 1s and fleet data providers

Creating solutions that standardize and enable the EV/AV revolution. From simulating infrastructure outcomes in city planning to becoming a key component of communication between vehicles, Wejo’s SaaS platform is positioned to be the software communications stack that accelerates the adoption of electric and autonomous vehicles

Aggressively enter new marketplaces and verticals. Making critical investments in solutions like Wejo Studio enables the Company to expand its reach into new marketplace verticals like End-to-End Insurance and Audience and Media Measurement which will increase unit economics per vehicle.

Financial Update

Revenue Generation

Through its proprietary software platform, Wejo is able to standardize and provide data insights across various market verticals. We currently generate most of our revenues from the traffic management marketplace but are evolving and scaling beyond that segment and developing solutions for other verticals including audience and media measurement, vehicle-to-vehicle communications, End-to-End insurance, roadside assistance, remote diagnostics and touchless “pay by car” commerce for parking and retail. Marketplace revenues are subject to a revenue-sharing agreement with our OEM partners.

We are also creating Automotive Business Insight Solutions (SaaS) offerings to provide OEMs, Tier 1s, and automotive service providers with additional capabilities to meet different privacy, regulation, storage, visualization, and data insight needs. As the business progresses, we expect an increasing level of subscription and licensing revenue to be generated by our Automotive Business Insight Solutions (SaaS), improving our margin profile as our mix shifts toward OEM and Tier 1 offerings which are not subject to revenue sharing agreements.

Key Financial Trends

Net revenue for the nine months ended September 30, 2021, grew by 43% in the period to $1.2 million. Gross Sales for the nine months ended September 30, 2021, grew 69% year-over-year to $4.1 million, driven by an increase in vehicles on platform and significant growth in number of customers, within the difference in growth rates between net and gross attributable to the high mix of revenue impacted by revenue sharing.

Total Contract Value (TCV) increased year-over-year by 75% to $20 million and Annual Recurring Revenue (ARR) increased by 77% to $4.7 million in the traffic marketplace as a result of growth in our customer relationships and the addition of new enterprise relationships.

Total Customers increased by 104% reflecting new relationships with enterprises like Microsoft and certain universities purchasing movement data to generate real-time insights to measure traffic performance. The growth rate of TCV is higher than the growth rate of Total Customers implying these newer customers are spending more with us, a trend we expect to continue especially as we enter new marketplaces.

Vehicles on platform increased 20%, in line with our expectations. Gross sales per vehicle on platform grew 53% to 59 cents per vehicle in the quarter ended September 30, 2021, as a result of our growth in customers and the addition of enterprise relationships.

Data For Good™: from our inception, our Company’s values have been based on our belief that our connected vehicle data products will support the goals of reduced emissions, safer roads and positive driver experiences. The Company’s foundation is built upon a commitment to data privacy and security, including compliance with regulations such as GDPR and CCPA. We build privacy by design into the core of our Wejo ADEPT platform, to support compliance with existing privacy laws and regulations. We operate to high global data privacy standards, and we are and intend to continue being a data privacy leader in our industry.

Use of Non-GAAP Measures

The Company makes reference to certain non-GAAP measurements including Gross Sales. The reconciliation of Gross Sales to Net revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Revenue, net	$351	$313	$1,198	$836
Plus: Gross Sales Shared with OEM Partners	1,065	580	2,894	1,582
Gross Sales	$1,416	$893	$4,092	$2,418

Gross sales is a measure of invoiceable sales after considering deferrals and unbilled amounts. Management believes this measure is important to help investors better understand the Wejo business model and how it relates to the market in which it operates. The Company references our Total Addressable Market and Service Addressable Market for the Marketplace aspect of our business, and gross sales is the comparable measure to the market opportunity and how Wejo's Marketplace customers are billed in those markets. Marketplace gross sales are shared by agreement with our automotive manufacturer partners.

Correction of An Error in Previously Filed Form 10-Q

The Company has filed a Form 8-K this morning stating that it will be filing a Form 10-Q/A to correct an error in the previously filed financial statements for the three- and nine-month period ended as of September 30, 2021, and the Audit Committee’s determination that such financial statements should be restated and no longer be relied upon. The Company determined there was an error in the allocation of certain personnel and related expenses between cost categories such as Cost of revenue, Technology and development, Sales and marketing, and General and administrative expenses and that a reallocation of the foregoing matters was required. These corrections will have no impact on Revenue, net, Total cost and operating expenses, Loss from operations, Net loss or Net cash used by operating activities previously reported, or our unaudited condensed consolidated balance sheets and unaudited condensed consolidated statement of cash flows.

As a result of the error, management performed a comprehensive review of the error and the underlying data to assess the materiality and the possibility of a further misstatement. The Company has evaluated the material weakness and is continuing to develop and implement the Company’s remediation plan to strengthen the effectiveness of the design and operation of the Company’s internal control environment. Such steps include continuing to hire additional personnel with U.S. GAAP and internal control over financial reporting experience as well as educating existing staff, implementing and supporting internal controls, and increasing the caliber of the financial reporting systems.

The Company intends to file a Form 10-Q/A for the period ended September 30, 2021, to reflect the Restatement.

Business Update Details:

These results and further updates will be discussed in detail by Chief Executive Officer, Richard Barlow and Chief Financial Officer, John Maxwell at 8:30am EST today. The call can be accessed at 1-877-407-9208 (domestic) or 1-201-493-6784 (international). A live webcast will also be available on the Investor Relations page of Wejo’s website at www.wejo.com.

A replay of the business update call will be archived on the Investor Relations page and will also be available through December 28, 2021, at 1-844-512-2921 (domestic) or 1-412-317-6671 (international), passcode 13725455.

About Wejo

Wejo is a global leader in connected vehicle data, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. The company enables smarter mobility by organizing trillions of data points from approximately 12 million vehicles and more than 60 billion journeys globally, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo employs more than 250 people and has offices in Manchester in the UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on the Company’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding the Company’s business, the economy and other future conditions.

Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the impact of the COVID-19 pandemic on the Company’s business; (ii) the inability to obtain or maintain the listing of the Company’s common shares on the Nasdaq Stock Market following the business combination; (iii) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, and (vi) the company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Wejo’s Form 10-Q for the period ended September 30, 2021 and Wejo’s most recent filings with the SEC. All readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law.

Investors:
Tahmin Clarke
tahmin.clarke@wejo.com